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                                                                   Exhibit 23(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-52728) of Viacom Inc. and in the Registration Statements on Form S-8 (No.333-42987, No. 333-34125, No. 33-41934, No. 33-56088,
No. 33-59049, No.33-59141, No. 33-55173, No. 33-55709, No. 33-60943,
No. 333-36440, No. 333-88613 and No. 333-55346) of Viacom Inc. of our report dated February 12, 2001, except for the first paragraph of Note 2, which is as of February 21, 2001, included in Item 8 of this Form 10-K.


PricewaterhouseCoopers LLP
New York, New York
March 28, 2001